UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2008

ISTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31255	33-0511729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15295 Alton Parkway, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 788-6000

Check the appropriate box below if the Form 8-K filing is intended to be simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 23, 2008, ISTA Pharmaceuticals, Inc. (the “Company”) and Silicon Valley Bank (“SVB”) entered into a Loan Modification Agreement (the “Modification Agreement”), whereby the parties amended the Loan and Security Agreement entered into on December 22, 2005, as amended (the “Loan Agreement”), in order to:

•

increase the amount that the Company may borrow under the revolving credit facility from the lesser of (A) $10.0 million and (B) 80% of eligible accounts receivable, plus the lesser of 25% of net cash or $2.5 million, to the lesser of (X) $25.0 million and (Y) 80% of eligible accounts receivable, plus the lesser of 25% of net cash or $5.0 million;

•

modify the interest rate on outstanding borrowings from SVB’s prime rate plus a margin of 0.50%, to SVB’s prime rate plus a margin of either (i) 0.50% for such periods that the Company’s adjusted quick ratio is greater than 1.50:1.00, or (ii) 0.875% for such periods that the Company’s adjusted quick ratio is less than or equal to 1.50:1.00. In no event shall the interest rate on outstanding borrowings be less than 4.50%;

•	provide for a fee of 0.375% per annum, payable quarterly in arrears, on the average unused portion of the revolving credit facility;

•	amend the adjusted quick ratio financial covenant so as to increase the ratio from 0.75:1.00 as of the last day of each month to at least 1.25:1.00 as of the last day of each month;

•

add a new tangible net worth financial covenant providing for the following amounts as of the last day of each quarter: (i) $20.0 million for the quarters ending March 31, June 30, and September 30, 2009, and (ii) $25.0 million thereafter;

•	extend the maturity date to December 31, 2009; and

•	delete the requirement that the Company maintain a minimum cash balance at SVB of $10.0 million plus the amount of all obligations then owing under the Loan Agreement.

The foregoing description of the Modification Agreement does not purport to be complete and is qualified in its entirety by reference to the Modification Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by this reference. In addition, a copy of the press release announcing the entry into the Modification Agreement is attached hereto as Exhibit 99.1 and is hereby incorporated by this reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 relating to the Modification Agreement is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
10.1	Loan Modification Agreement, dated December 23, 2008, by and between ISTA Pharmaceuticals, Inc. and Silicon Valley Bank.

99.1	Press release issued on December 24, 2008.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISTA PHARMACEUTICALS, INC.

December 24, 2008	By:	/s/ Lauren P. Silvernail
Lauren P. Silvernail
Chief Financial Officer, Chief Accounting Officer and Vice President, Corporate Development

EXHIBIT INDEX

Exhibit Number	Description
10.1	Loan Modification Agreement, dated December 23, 2008, by and between ISTA Pharmaceuticals, Inc. and Silicon Valley Bank.

99.1	Press release issued on December 24, 2008.